Exhibit 10.1

Execution Copy

AMENDMENT TO

LETTER AGREEMENT

This Amendment to the Letter Agreement (this “Amendment”) is made and entered into as of August 22, 2024, by and between Coliseum Acquisition Corp., a Cayman Islands exempted company (the “Company”) and Harry L. You (the “Sponsor Affiliate”), and, solely for the purpose of Section 1(b) hereof, Rain Enhancement Technologies Holdco, Inc. (“Holdco” and, together with the Company and the Sponsor Affiliate, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Letter Agreement.

RECITALS

WHEREAS, the Company, Coliseum Acquisition Sponsor LLC, a Delaware limited liability Company (the “Previous Sponsor”) and the other parties thereto (each an “Insider” and collectively, the “Insiders”) entered into that certain Letter Agreement, dated as of June 22, 2021 (the “Letter Agreement”);

WHEREAS, the Company and the Sponsor Affiliate entered into that certain Joinder Agreement to the Letter Agreement, dated as of November 22, 2023;

WHEREAS, Section 9 of the Letter Agreement provides that (i) directors shall not receive compensation from the Company prior to, or in connection with the Company’s initial Business Combination and (ii) the Company shall provide reimbursements for any reasonable out-of-pocket expenses related to identifying, investigating and completing an initial Business Combination and repay loans made to the Company in connection with an initial Business Combination;

WHEREAS, the Sponsor Affiliate has incurred reasonable out-of-pocket expenses related to identifying, investigating and completing an initial Business Combination, and has made loans and advances to the Company to finance transaction costs in connection with an intended initial Business Combination, in excess of $500,000;

WHEREAS, pursuant to Section 12 of the Letter Agreement, the Letter Agreement may not be amended except by written instrument executed by each Insider that is the subject of such amendment and the Company; and

WHEREAS, the Company and the Sponsor Affiliate desire to amend the Letter Agreement as set forth in this Amendment.

NOW, THEREFORE, the Parties, intending to be legally bound, agree as follows:

1.	Amendments to the Letter Agreement.

a.             Solely with respect to the Parties, Section 9 of the Letter Agreement is hereby amended and restated in its entirety as follows:

9. (a) Except as set forth in Section 9(b) or disclosed in the Prospectus, neither the Sponsor nor any Insider nor any affiliate of the Sponsor or any Insider, nor any director or officer of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: (i) repayment of a loan and advances up to an aggregate of $400,000 made to the Company by the Sponsor; (ii) payment to an affiliate of the Sponsor or the Sponsor Affiliate of a total of $10,000 per month for administrative, financial and support services; (iii) reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and completing an initial Business Combination up to the Reimbursement Threshold (as defined below); and (iv) repayment of loans, if any, up to the Reimbursement Threshold and on such terms as to be determined by the Company from time to time, made by the Sponsor or the Sponsor Affiliate an affiliate of the Sponsor Affiliate or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination; provided that if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment; provided, further, that up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. As used herein, the “Reimbursement Threshold” means an aggregate of up to $500,000 of reimbursable out-of-pocket expenses, advances, or loans, however incurred.

b.              A new Section 9(b) of the Letter Agreement is hereby added:

(b) Notwithstanding anything to the contrary contained in Section 9(a), as compensation for the services provided to the Company, the Company shall pay to each of the individuals listed on Schedule I hereto (the “Directors”) an amount of $100,000 in cash (the “Director Fee”) upon the earlier to occur of (i) the consummation of the Company’s initial Business Combination or (ii) the liquidation of the Company. The Director Fee shall be paid to each Director concurrently with the payment of any other expenses paid in connection the Company’s initial Business Combination from funds held in the Trust Account following any redemptions by Public Shareholders, the cash on the Company’s balance sheet and/or the proceeds of any financing consummated by the Company; provided, however, that in the event that the Business Combination with Holdco closes and the amount of funds available to the Company is insufficient to pay the Director Fee for each Director, Rain Enhancement Technologies Holdco, Inc., as successor to the Company, shall assume the obligation to pay the Director Fee set forth in this Section 9(b). The Directors shall be express third party beneficiaries of the covenants set forth in this Section 9(b).

2.	Ratification; No Further Amendment. Except as expressly provided in this Amendment, all of the terms and conditions of the Letter Agreement remain unchanged and continue in full force and effect and are hereby ratified and confirmed in all respects.

3.	No Waiver. Except as specifically set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the parties under the Letter Agreement nor shall it constitute a waiver of any provision of the Letter Agreement.

4.	Effect of Amendment; Entire Agreement. This Amendment shall form a part of the Letter Agreement for all purposes, and each party to this Amendment shall be bound by this Amendment. Upon the effectiveness of this Amendment, each reference in the Letter Agreement to “this Agreement”, “hereunder”, or “herein” or words of similar import referring to the Letter Agreement shall refer to the Letter Agreement as amended by this Amendment. This Amendment, the Letter Agreement (as amended by this Amendment) and any other documents and instruments and agreements among the Parties as contemplated by or specifically referred to in the Letter Agreement (including the Exhibits and Schedules thereto) constitute the entire agreement among the Parties relating to the subject matter hereof and thereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among the Parties relating to the subject matter hereof and thereof.

5.	Miscellaneous. The provisions of Sections 13, 15, 16, 17, and 18 of the Letter Agreement shall apply to this Amendment mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first above written.

COLISEUM ACQUISITION CORP.

By:	/s/ Charles Wert
	Name:	Charles Wert
	Title:	Chief Executive Officer

HARRY L. YOU

By:	/s/ Harry L. You
	Name:	Harry L. You

Acknowledged and agreed, solely with respect to Section 1(b) hereof:
RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

By:	/s/ Paul Dacier
	Name:	Paul Dacier
	Title:	President

Acknowledged:

By:	/s/ Roland Rapp
	Name:	Roland Rapp

By:	/s/ Kenneth Rivers
	Name:	Kenneth Rivers

By:	/s/ Walter Skowronski
	Name:	Walter Skowronski

By:	/s/ Charles Wert
	Name:	Charles Wert